Exhibit 107

Calculation of Filing Fee Tables

S-3
(Form Type)

Hut 8 Corp.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o)			$500,000,000.00	0.0001531	$76,550.00
Fees Previously Paid
Carry Forward Securities
	Total Offering Amounts:					$500,000,000.00		$76,550.00
	Total Fees Previously Paid:							$0.00
	Total Fee Offsets:							$0.00
	Net Fee Due:							$76,550.00

(1)	The filing fee is calculated and being paid pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Filing Fee” table in the registrant's Registration Statement on Form S-3 (File No. 333-283579) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Narrative Disclosure

The maximum aggregate offering price of the securities to which the prospectus relates is $500,000,000. The prospectus is a final prospectus for the related offering.